                              Document is copied.
                 AMENDMENT #1 TO FORM 8-K, DATED April 9, 2001

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K/A1


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report April 9, 2000                  Commission File No. 333-30795
(Date of earliest event reported)


                                RADIO ONE, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                                     52-1166660
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                         5900 Princess Garden Parkway,
                                   8th Floor
                            Lanham, Maryland 20706
                   (Address of principal executive offices)


                                (301) 306-1111
              Registrant's telephone number, including area code




Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Business Acquired.


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders' and Board of Directors of Blue Chip Broadcasting, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, statements of cash flows and statements of stockholders deficit present fairly, in all material respects, the financial position of Blue Chip Broadcasting, Inc. and their subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The financial statements of the Company as of December 31, 1998 and for the year then ended were audited by other independent accountants whose report dated February 1, 1999 expressed an unqualified opinion on those statements.

  /s/ PricewaterhouseCoopers LLP

March 8, 2001, except for Note 2, as to which the date is March 16, 2001 Cincinnati, Ohio


To the Stockholders' and Board of Director of Blue Chip Broadcasting, Inc.:

We have audited the accompanying consolidated tatements of operation and cash flow of Blue Chip Broadcast Company and subsidiary for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the results of operations and their cash flows for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
February 1, 1999

                 Blue Chip Broadcasting, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                          December 31, 2000 and 1999


                                                                    2000                1999
                                                                    ----                ----
ASSETS:

  Cash and cash equivalents                                  $        893,474    $      1,612,105
  Accounts receivable, less allowance
    for doubtful accounts of $352,000 and
    $535,000, respectively                                          6,602,909           5,891,763
  Prepaid expenses and other                                          248,310             406,529
                                                             ----------------    ----------------
     Total current assets                                           7,744,693           7,910,397

  Property and equipment, net                                       8,829,222           7,420,247
  Intangible assets, net                                           80,889,744          63,081,541
  Other                                                             1,271,254           1,676,798
                                                             ----------------    ----------------
     Total assets                                            $     98,734,913    $     80,088,983
                                                             ================    ================

LIABILITIES:

  Current portion of long-term debt                          $      2,934,836    $      1,648,715
  Accounts payable, trade                                             724,512             393,887
  Accrued expenses                                                  1,100,246           1,200,803
  Accrued commissions                                                 448,394             440,407
  Accrued interest                                                     56,168             883,913
  Other                                                                20,079               6,521
                                                             ----------------    ----------------
     Total current liabilities                                      5,284,235           4,574,246

  Long-term debt                                                   48,245,242          51,773,828
  Accrued interest, subordinated debt                               3,113,759           2,050,048
  Other                                                                73,260             133,441
                                                             ----------------    ----------------
     Total liabilities                                             56,716,496          58,531,563

  Commitments and contingencies

  Series B redeemable common stock, $.01 par value,
     776,962 shares authorized, issued and outstanding;
     liquidation value of $40,000,000 and $38,500,000
     at December 31, 2000 and 1999, respectively                   40,000,000          38,500,000
  Series D redeemable common stock, $.01 par value,
    398,794 shares authorized, issued and outstanding;
    liquidation value of $31,306,027 at December 31, 2000          31,306,027

STOCKHOLDERS' DEFICIT (See Note 4):

  Series A common stock, $.01 par value, 1,031,429
    shares authorized, 1,015,063 issued and outstanding                10,151              10,151
  Series C common stock, $.01 par value, 199,114
    shares authorized, none issued or outstanding
  Accumulated deficit                                             (29,297,761)        (16,952,731)
                                                             ----------------    ----------------
     Total stockholders' deficit                                  (29,287,610)        (16,942,580)
                                                             ----------------    ----------------
     Total liabilities, redeemable common stock and
       stockholders' deficit                                 $     98,734,913    $   $ 80,088,983
                                                             ================    ================

The accompanying notes are an integral part of the consolidated financial statements.

                 Blue Chip Broadcasting, Inc. and Subsidiaries
                     Consolidated Statements of Operations
             for the years ended December 31, 2000, 1999 and 1998

                                                        2000             1999             1998
                                                        ----             ----             ----

Broadcast revenue                                   $ 31,765,422     $ 24,112,789     $ 13,402,810
Barter revenue                                           897,792          717,183           96,086
Other revenues                                         3,957,486        2,860,526          269,631
  Less agency commissions                             (4,407,125)      (3,255,748)      (1,757,294)
                                                   --------------   --------------   --------------

     Net revenue                                      32,213,575       24,434,750       12,011,233

Broadcast operating expenses                          21,629,966       15,120,668        7,130,203
Barter expense                                         1,000,362          701,890           96,086
Depreciation and amortization                          7,514,898        4,890,542        2,201,887
Corporate general and administrative                   1,934,884          853,965          393,507
Asset impairment loss                                  2,560,000
Terminated acquisition costs                             312,652
Non-cash compensation                                                     390,000
                                                   --------------   --------------   --------------

    Operating (loss) income                           (2,739,187)       2,477,685        2,189,550

Merger related expenses                                 (125,000)
Time brokerage agreement                                (283,200)        (336,879)
Interest expense                                      (6,037,558)      (5,116,540)      (3,025,764)
Interest income                                           55,299           35,673           14,556
Gain (loss) on sale of property and equipment              1,806          (58,976)         (30,486)
Other                                                    (18,491)         (89,460)         (13,489)
                                                   --------------   --------------   --------------

    Loss before extraordinary item                    (9,146,331)      (3,088,497)        (865,633)

Extraordinary loss                                                     (1,665,719)
                                                   --------------   --------------   --------------

    Net loss                                          (9,146,331)      (4,754,216)        (865,633)

Series D redeemable stock dividends                   (1,306,027)
Accretion of increased redemption value
  of Series D redeemable common stock                   (392,672)
Accretion of increased redemption value
  of Series B redeemable common stock                 (1,500,000)      (9,197,906)
                                                   --------------   --------------   --------------

  Net loss applicable to common stock               $(12,345,030)    $(13,952,122)    $   (865,633)
                                                   ==============   ==============   ==============

Basic and Diluted Loss Per Common Share
  Loss before extraordinary item                    $      (6.05)    $      (8.08)    $      (0.90)
  Extraordinary loss                                                        (1.10)
                                                   --------------   --------------   --------------
  Net loss per common share                         $      (6.05)    $      (9.18)    $      (0.90)
Weighted Average Common Shares Outstanding
  Basic and Diluted                                    2,040,042        1,520,478          966,071

The accompanying notes are an integral part of the consolidated financial statements.

                 Blue Chip Broadcasting, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows
             For the years ended December 31, 2000, 1999 and 1998

                                                             2000             1999             1998
                                                             -----            -----            ----
Cash flows from operating activities:
   Net loss                                            $  (9,146,331)  $   (4,754,216)  $     (865,633)
   Adjustments to reconcile net loss to net
     cash provided by operating activities:
        Depreciation and amortization                      1,517,053          882,928          454,194
        Amortization of intangible assets                  5,997,845        4,007,614        1,747,693
        Extraordinary loss                                                  1,665,719
        Asset impairment loss                              2,560,000
        Non-cash compensation                                                 390,000
        (Gain) loss on sale of assets                         (1,806)          58,976           30,486
        Provision for bad debts                              455,984          436,489          (12,568)
        Barter expense in excess of barter revenue           102,570
        Changes in operating assets and liabilties, net
          of acquisitions
          Accounts receivable                             (1,138,878)      (3,409,152)        (599,484)
          Prepaid expenses and deposits                      158,219           53,252         (280,758)
          Accounts payable and accrued expenses              523,303        2,460,383          764,999
          Other                                               13,558          (77,830)          84,352
                                                       -------------   --------------   --------------
   Net cash provided by operating activities               1,041,517        1,714,163        1,323,281
                                                       -------------   --------------   --------------

Cash flows from investing activities:
     Capital expenditures                                 (1,503,366)        (680,028)        (268,152)
     Cash paid for acquisitions                          (27,417,488)     (46,674,640)     (11,257,817)
     Cash receipts from sale of assets                         9,000
     Deposits and other                                      180,495       (1,644,705)           2,500
                                                       -------------   --------------   --------------
   Net cash used by investing activities                 (28,731,359)     (48,999,373)     (11,523,469)
                                                       -------------   --------------   --------------

Cash flows from financing activities:
     Issuance of long-term debt                           10,350,000       51,701,500       11,191,574
     Issuance of common stock                             30,000,000       32,000,000
     Repayment of long-term debt                         (12,592,465)     (26,465,412)      (1,548,225)
     Redemption of common stock and warrants                               (5,500,000)
     Payment of debt issuance costs                         (333,524)      (1,258,890)
     Payment of equity issuance costs                       (392,672)      (1,322,906)
     Debt prepayment penalty                                                 (543,000)
     Other                                                   (60,128)         133,441
                                                       -------------   --------------   --------------
   Net cash provided by financing activities              26,971,211       48,744,733        9,643,349
                                                       -------------   --------------   --------------

   Net (decrease) increase in cash                          (718,631)       1,459,523         (556,839)
   Cash and cash equivalents, beginning of year            1,612,105          152,582          709,421
                                                       -------------   --------------   ---------------
   Cash and cash equivalents, end of year              $     893,474   $    1,612,105   $      152,582
                                                       =============   ==============   ===============
   Cash paid for interest                              $   5,753,712   $    3,786,580   $    2,458,931
                                                       =============   ==============   ===============

Supplemental schedule of non-cash activities:

   Common stock issued for equity financing services                   $      375,000
   Equipment purchased under capital leases                                    85,043
   Issuance of promissory note for acquisition                                842,500   $      586,000

   The accompanying notes are an integral part of the consolidated financial statements.

                 Blue Chip Broadcasting, Inc. and Subsidiaries
               Consolidated Statements of Stockholders' Deficit
             For the years ended December 31, 2000, 1999 and 1998

                                          Series A           Common Stock
                                        Common Stock             Units          Additional
                                     -----------------------------------------
                                      Shares      Par     Shares      Stated    Paid-In      Accumulated
                                                 Value                 Value     Capital       Deficit         Total
                                     ---------  -------- ---------   --------- ------------  ------------   ------------
Balances,
  December 31, 1997                    959,792  $  9,598     1,000   $ 50,000  $  2,260,402  $ (6,159,825)  $ (3,839,825)

Net loss                                                                                         (865,633)      (865,633)
                                     ---------  -------- ---------   --------- ------------  ------------   ------------

Balances,
  December 31, 1998                    959,792     9,598     1,000     50,000    2,260,402     (7,025,458)    (4,705,458)

Issuance of common stock                55,271       553                         1,764,447                     1,765,000
Accretion of Series B common stock
 redemption value                                                               (4,024,849)    (5,173,057)    (9,197,906)
Redemption of stock units
  and warrants                                              (1,000)   (50,000)                                   (50,000)
Net loss                                                                                       (4,754,216)    (4,754,216)
                                     ---------  -------- ---------   --------- ------------  ------------   ------------

Balances,
  December 31, 1999                  1,015,063    10,151         -          -            -    (16,952,731)   (16,942,580)

Accretion of Series B common
  stock redemption value                                                                       (1,500,000)    (1,500,000)
Accretion of Series D common
  stock redemption value                                                                         (392,672)      (392,672)
Series D redeemable common
  stock dividends                                                                              (1,306,027)    (1,306,027)
Net loss                                                                                       (9,146,331)    (9,146,331)
                                     ---------  -------- ---------   --------- ------------  ------------   ------------
Balances,
  December 31, 2000                  1,015,063  $ 10,151         -   $       - $          -  $(29,297,761)  $(29,287,610)
                                     =========  ======== =========   ========= ============  ============   =============


The accompanying notes are an integral part of the consolidated financial statements.

                 Blue Chip Broadcasting, Inc. and Subsidiaries
                  Notes to Consolidated Financial Statements


1.   Accounting Policies and Description of Business

     Description of Business

     As of December 31, 2000, Blue Chip Broadcasting, Inc. (the "Company") owned and/or operated 19 radio stations in six broadcast areas, including Cincinnati, Columbus and Dayton, Ohio, Louisville and Lexington, Kentucky, and Minneapolis, Minnesota.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     The Company operated one radio station under a time brokerage agreement during 2000. Revenues and expenses related to operating this station are included in operations during the contract period (See Note 3).

     Revenues

     Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast. Other revenues relate to activities complementary to the Company's radio stations, including concerts, tower rentals and event sponsorship income. Other revenues are recognized when the services are performed and in accordance with contractual arrangements, if appropriate.

     Barter Transactions

     Barter transactions are reported at the estimated fair value of the product or service received. Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability (deferred barter revenue) is recorded. If the advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

     Consolidated Statements of Cash Flows

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     Concentrations of Credit Risk

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of temporary cash investments and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across different broadcast areas. The Company also maintains cash in bank deposit accounts at financial institutions where the balance, at times, exceeds federally insured limits.

     Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization; depreciation and amortization is provided on the declining balance and straight-line methods over the estimated useful lives of the assets as follows:

     Land improvements        20 Years
     Buildings                40 Years
     Equipment                 3 to 15 Years
     Automobiles               5 Years
     Furniture and fixtures    7 Years
     Leasehold improvements    Life of Lease

     Intangible Assets

     Intangible assets are stated at cost less accumulated amortization; amortization is provided principally on the straight-line basis over the following lives:

     FCC licenses                              15 Years
     Goodwill                                  15 Years
     Contracts and other intellectual property  3 to 15 Years

     The Company reviews the carrying value of intangible assets when events or circumstances suggest that the recoverability of an asset may be impaired. If future expected undiscounted cash flows are insufficient to recover the carrying amount of the asset, then an impairment loss is recognized based upon the excess of the carrying value of the asset over the anticipated cash flows on a discounted basis. The Company recognized an asset impairment loss for the year ended December 31, 2000 of $2,560,000 on its radio stations in Lexington, Kentucky. The loss was calculated based on the difference between the carrying value of the assets and the present value of the anticipated proceeds from the pending sale of the radio stations (See Note 2).

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions.

     These estimates and assumptions can affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Fair Value of Financial Instruments

     The fair value of the Company's cash, accounts receivable, accrued expenses and other short-term liabilities approximate book value. The fair value of the Company's Credit Facility (See Note 7) approximates book value since the rates are variable. It is not practicable to estimate the fair value of other debt instruments since there is no liquid market for this debt.

     Earnings Per Share

     Earnings per share calculations have been made in compliance with Statement on Financial Accounting Standards No. 128, "Net Earnings Per Share" ("SFAS 128"). Basic earnings per share equals net earnings applicable to common stock divided by the weighted average number of common shares outstanding. Diluted earnings per share equals net earnings applicable to common stock divided by the weighted average number of common shares outstanding after giving effect to other dilutive securities. Basic and diluted earnings per share are the same for all periods presented, since the effect of the Company's common stock equivalents would be anti-dilutive.

     Stock Based Compensation Plans

     The Company accounts for its employee and director stock based compensation plans in accordance with APB Opinion No. 25. The Company has elected not to adopt the cost recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"). The Company follows only the disclosure provisions of SFAS 123, as permitted by the statement.

     Income Taxes

     The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), (See Note 9). Prior to December 23, 1999, the Company was an Ohio Limited Liability Company (the "LLC")(See Note 4). In lieu of corporation income taxes, the members of the LLC were taxed on the Company's taxable income. Accordingly, no income tax provision or benefit has been recorded in these financial statements for periods prior to December 23, 1999.

     Reclassifications

     Certain reclassifications have been made to the 1999 and 1998 comparative totals to conform to the 2000 presentation.

2.   Subsequent Events

     Merger with Radio One, Inc.

     On February 7, 2001, the Company and the Company's stockholders entered into a definitive merger agreement with Radio One, Inc. ("Radio One") providing for the merger of the Company with and into a wholly owned subsidiary of Radio One. All of the Company's subsidiaries will become wholly owned subsidiaries of Radio One subsequent to the merger. The Company's stockholders will receive aggregate consideration of $190,000,000 less the consolidated liabilities of the Company and other adjustments as defined in the merger agreement. The net proceeds payable to the Company's stockholders will consist of a minimum of $25,000,000 in cash and a maximum of $50,000,000 in cash, with the balance consisting of Radio One Class D common stock valued at $14 per share. Consummation of the merger is conditioned upon receipt of customary regulatory approvals and other standard conditions. The merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code; therefore, any gain attributable to the stock consideration received by the Company's stockholders will not be immediately subject to federal income taxes.

     The Company has incurred approximately $125,000 in legal and accounting fees related to the merger through December 31, 2000. These costs have been expensed as incurred.

     Sale of WBTF and WLXO

     On February 8, 2001, the Company entered into a definitive agreement to sell substantially all of the assets of radio stations WBTF-FM and WLXO-FM, serving the Lexington broadcast area, to a third party for total potential consideration of $3,000,000. Additionally, the Company entered into a time brokerage agreement with the third party, and on February 12, 2001, the Company and the buyer commenced operations pursuant to the time brokerage agreement. In exchange for the radio station assets and a two-year consulting agreement, the Company will receive $1,500,000 in cash at closing and a promissory note in the amount of $1,500,000. The promissory note bears interest at an annual rate of 8% beginning on the 25th month after closing. The principal balance of $1,500,000 is due on the sixth anniversary of the closing date; however, the buyer shall have the option to make full payment of the obligation for $500,000 prior to the 31st month after the closing, and for $1,000,000 prior to the 49th month after the closing.

     Sale of WFIA

     In December 2000, the Company entered into an agreement with a third party to sell the FCC license and certain broadcast assets of WFIA-AM in Louisville, Kentucky for $1,750,000 in cash. The sale was consummated on March 16, 2001.

3.   Acquisitions

     2000 Completed Acquisitions

     On February 10, 2000, the Company completed the acquisition of the FCC licenses and certain broadcast equipment of radio station WXLN-FM, licensed to Shepardsville, Kentucky, for $2,000,000 in cash, plus acquisition costs of approximately $25,000. The Company did not purchase any intellectual property and did not hire any employees of the station. The Company commenced operation of the station under a different format and changed the call letters to WLRS-FM. Approximately $1,920,000 of the purchase price was allocated to FCC licenses and other intangibles and $105,000 was allocated to fixed assets.

     On May 18, 2000, the Company completed the acquisition of the FCC licenses, broadcast equipment and intellectual property of radio station KARP-FM, licensed to Glencoe, Minnesota, for a purchase price of $20,000,000 in cash, plus acquisition costs of approximately $100,000. Approximately $19,200,000 of the purchase price was allocated to FCC licenses and other intangibles and $900,000 was allocated to fixed assets. Subsequent to closing, the Company changed the call letters of the station to KTTB-FM and commenced operation of the station under a different format to serve the Minneapolis/St Paul broadcast area. The purchase was funded by the issuance of a newly created Series D common stock and the issuance of an option to purchase 16,366 shares of Series A common stock for a nominal exercise price (See Note 4).

     On June 2, 2000, the Company completed the acquisition of the FCC licenses, broadcast equipment and certain intellectual property of radio station WBTF-FM in Lexington, Kentucky for a purchase price of $3,000,000 in cash, plus acquisition costs of approximately $80,000. Approximately $2,850,000 of the purchase price was allocated to FCC licenses and other intangibles and $230,000 was allocated to fixed assets.

     On August 22, 2000, the Company completed the acquisition of the FCC licenses and certain broadcast equipment of radio station WUBE-AM, licensed to Cincinnati, Ohio, for $2,000,000 in cash, plus acquisition costs of approximately $50,000. The Company commenced operation of the station under a different format and changed the call letters to WDBZ-AM. Approximately $1,960,000 of the purchase price was allocated to FCC licenses and other intangibles and $90,000 was allocated to fixed assets.

     1999 Completed Acquisitions

     On April 30, 1999, the Company completed the acquisition of the FCC licenses, broadcast equipment and certain intellectual property of six radio stations for a purchase price of $40,000,000 in cash, plus acquisition costs of approximately $400,000. Approximately $34,750,000 of the purchase price was allocated to FCC licenses and other intangibles and $5,650,000 was allocated to fixed assets.

     The acquisitions included three radio stations in the Louisville broadcast area and three stations in the Dayton broadcast area.

     On March 12, 1999, the Company completed the acquisition of the FCC license and certain broadcast equipment of WKYI-FM in Lexington, Kentucky for $1,250,000 in cash. The Company did not commence broadcasting under a format with this license until June 2000, at which time the Company changed the call letters to WLXO-FM. During that time there were no revenues and nominal station operating expenses associated with the station.

     On October 13, 1999, the Company completed the acquisition of the FCC license, broadcast equipment and intellectual property of a radio station licensed to Springfield, Ohio for $5,000,000 in cash. Prior to consummation of the acquisition, the Company operated the radio station under a time brokerage agreement beginning July 1, 1999.

     All of the above acquisitions have been accounted for under the purchase method of accounting. The excess cost over the fair value of net assets acquired is being amortized over 15 years. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisition. Assuming each of the 2000 and 1999 acquisitions had taken place at the beginning of 1999, unaudited pro forma consolidated results of operations would have been as follows:

                                                     Pro Forma (unaudited)
                                        ---------------------------------------

                                              2000                   1999
                                        ------------------     ----------------

     Net revenue                           $32,466,653           $28,453,231

     Net loss before extraordinary
        Items                              $(9,396,225)          $(4,404,473)

     Diluted loss per common share         $     (5.75)          $     (6.21)

     These unaudited pro forma amounts do not purport to be indicative of the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

     Pending Acquisitions

     On May 8, 1999, the Company entered into a time brokerage agreement to operate radio station WBLO-FM serving the Louisville market. The Company issued a promissory note to a third party in the amount of $842,000 for the rights to the time brokerage agreement and the option to purchase the station, which are included in the category other assets in the Company's financial statements. Beginning in September 2002, the Company has the exclusive option for a period of 180 days to purchase the radio station for $2,000,000.

4.   Capital Stock and Corporate Reorganization

     Description of Capital Stock

     The Company has 2,406,299 shares of authorized common stock, which are divided into four series. None of these series of common stock is traded in any established public market. The relative privileges, rights and preferences of each series are governed by Delaware law, the Company's Certificate of Incorporation and by-laws, as amended, and a Shareholders Agreement between the Company and all of its stockholders. Pursuant to the Shareholders Agreement, the Series A, B and D stockholders are entitled to designate six, three and two members, respectively, to the Company's board of directors.

     Each share of Series A, Series B redeemable and Series D redeemable common stock entitles the holder thereof to vote on each matter submitted to a vote of stockholders of the Company and to have one vote for each full share of stock. The Series C common stock is non-voting and has been designated for issuance to holders of related stock options upon their exercise.

     Upon dissolution, liquidation or winding up of the Company, proceeds available for distribution shall be distributed (adjusted for any prior distributions) first to the Series D stockholders in an amount equal to $30,000,000 plus accrued but unpaid dividends, second to Series B stockholders in an aggregate amount of $31,000,000, third to Series A stockholders in an amount equal to $40,500,000, fourth to Series A and B stockholders pro rata among them in an amount equal to $64,540,000, fifth to the Series C stockholders in an amount equal to $1,080,000 and sixth to holders of all series of common stock in proportion to the number of such shares owned at that time.

     The Series A, Series B and Series D stockholders have entered into a Shareholders Agreement that provides for certain rights and obligations among the stockholders. Until such time as the current Series B and D stockholders, respectively, own less than five percent of the fully diluted shares of the Company, subject to certain adjustments, certain actions require the affirmative vote or consent of stockholders holding a majority of both the Series B and Series D shares. Such actions include, but are not limited to; 1) the issuance of new shares, options or warrants, 2) redemption or repurchase of any shares, options or warrants, 3) payment of dividends or distributions, 4) consolidation or merger with another entity or consummation of material acquisitions or dispositions, 5) election of certain officers and independent auditors and 6) consummation of an initial public offering.

     If the Company has not made an initial public offering and no other complete liquidity event has occurred prior to October 31, 2005, then the holders of Series B common stock have the right to request the Company to purchase their shares and the shares of the holders of Series D common stock. If the Company does not purchase such shares, the Series B stockholders have the right to cause the sale of the Company or its assets. Additionally, if the Company has not made its initial public offering and no other complete liquidity event has occurred prior to April 30, 2007, then the holders of Series B common stock and Series D common stock have the right to request the Company to purchase their shares. The Series B stockholders shall have the right to cause the Company to purchase all of the Series B shares equal to the greater of fair market value or the original purchase price plus an 8% per annum dividend amount. The Series D stockholders shall have the right to cause the Company to purchase all of the Series D shares equal to the greater of fair market value or the original purchase price plus accrued dividends. If the Company does not purchase their shares, sell or consummate a qualified public offering, then the Series B and D stockholders have the right to: 1) assume control of the board of directors, 2) receive interest on their shares of Series B and D common stock, and 3) vote the shares held by all other stockholders on any matter, including without limitation, on the sale of Series B and D common stock, the purchase of Series B and D common stock and the sale or liquidation of the Company.

     At December 31, 2000 and 1999, the Series B redeemable common stock has been accreted from its original issue amount of $31,000,000, less issuance costs, to its estimated fair value, which was greater than the mandatory redemption amount at such dates. The Series D redeemable common stock has been accreted from its original issue amount of $30,000,000, less issuance costs, to its mandatory redemption amount at December 31, 2000, which was greater than its estimated fair value.

     Corporate Reorganization

     On December 23, 1999, the Company completed a tax-free reorganization under
     Section 351 of the Internal Revenue Code. The reorganization created a form of organization whereby a Delaware Subchapter C corporation (the "Company") was created to serve as a holding company for all of the subsidiaries of the Company. Prior to the reorganization, the Company's stockholders held membership units in an LLC. The change did not impact the results of operations or total stockholders' equity of the Company for any of the periods presented in these financial statements. Throughout these financial statements, management describes transactions prior to the reorganization utilizing the definitions of the Company's classes of common stock as it now exists.

     Recapitalization in 1999

     On April 30, 1999, the Company consummated a recapitalization in conjuction with several acquisitions that substantially modified its debt and capital structure. The Company issued 776,962 shares of Series B redeemable common stock for $31,000,000 in cash and issued 35,620 shares of Series A common stock for $1,000,000 in cash. Also, the company issued 9,888 shares of Series A common stock in exchange for certain investment banking services and 9,763 shares of Series A common stock to an employee of the Company in exchange for past services rendered. The proceeds from the issuance of stock and borrowings under the new credit facility (See Note 7) were used to repay all of the outstanding indebtedness under the Company's old credit facility, which was approximately $27,600,000, to redeem certain stock units and related common stock warrants for $5,500,000, and to fund acquisitions totaling $40,000,000. The common stock warrants were exercisable at a nominal exercise price for approximately ten percent of the fully diluted equity value of the company. The warrants were also redeemable at the option of the holder after April 2, 2002. The mandatory redemption price was the greater of fair market value or $5,000,000. Prior to redemption, the redeemable common stock warrants were classified under other long-term liabilities due to the associated "put" rights. During 1999, $450,000 was charged to interest expense to account for the increase in the redemption amount in 1999.

     Capital Stock Issued in 2000

     On May 18, 2000, the Company issued 398,794 shares of its newly created Series D redeemable common stock for $30,000,000 in cash. The stock accrues quarterly dividends at a 7% annual rate. Cumulative accrued dividends can be paid in either cash or additional shares of Series D common stock. The proceeds from the stock sale were used to fund the purchase of KARP-FM and to repay borrowings under the Company's credit facility (See Note 7).

     Concurrent with entering into the agreement for the acquisition of KARP-FM, the Company agreed to issue a stock option to an independent third party, which assisted the Company with the acquisition. The option is for the purchase of

     16,366 shares of Series A common stock and has a nominal exercise price. The exercise of the option is conditioned upon a liquidation event of the Company.

5.   Property and Equipment

     Property and equipment consists of the following at December 31:

                                          2000           1999
                                          ----           ----

     Land and improvements            $   789,642   $   786,942
     Buildings                            914,701       878,260
     Equipment                          9,403,133     6,838,916
     Automobiles                           87,006        87,006
     Furniture and fixtures               766,730       628,703
     Leasehold improvements               463,129       257,923
     Construction in progress              38,820        61,134
                                      -----------   -----------
                                       12,463,161     9,538,884
     Less accumulated depreciation
      and amortization                 (3,633,939)   (2,118,637)
                                      -----------   -----------
                                      $ 8,829,222   $ 7,420,247
                                      ===========   ===========

     Depreciation and amortization expense was $1,517,053, $882,928 and $454,194 in 2000, 1999 and 1998, respectively.


6.   Intangible and Other Assets

     Intangible assets consist of the following at December 31:

                                           2000          1999
                                           ----          ----

     FCC licenses                     $ 86,054,296   $63,263,580
     Goodwill                            6,034,791     5,492,083
     Deferred financing costs            1,437,061     1,103,537
     Other                                 994,211       855,112
                                      ------------   -----------
                                        94,520,359    70,714,312
     Less accumulated amortization     (13,630,615)   (7,632,771)
                                      ------------   -----------
                                      $ 80,889,744   $63,081,541
                                      ============   ===========

     Amortization expense was $5,997,845, $4,007,614 and $1,747,693 in 2000,
     1999 and 1998, respectively.

7.   Long-Term Debt

     Long-term debt consists of the following at December 31:

                                                    2000            1999
                                                 -----------      -----------
     Credit Facility Borrowings
       Term loan - variable rates                $29,250,000      $30,000,000
       Revolving notes - variable rates           20,100,000       20,750,000

     25% Subordinated Notes
       Due 1999 through 2002 (See Note 13)         1,106,250        1,275,000

     10.25% Installment Note
       Due 1999 through 2003                         381,600          487,808

     Other Promissory Notes
       Due 2000 through 2002                         342,228          909,735
                                                 -----------      -----------

                                                  51,180,078       53,422,543

     Less current portion                          2,934,836        1,648,715
                                                 -----------      -----------

                                                 $48,245,242      $51,773,828
                                                 ===========      ===========

     The aggregate annual maturities and scheduled payments of long-term debt for each of the next five years are as follows:

                         2001          $ 2,934,836
                         2002            5,006,522
                         2003            7,986,220
                         2004           11,417,500
                         2005           11,417,500
                         thereafter     12,417,500
                                       -----------
                         Total         $51,180,078

     Credit Facility Borrowings

     On April 30, 1999 the Company entered into a new credit facility (the "Credit Facility"). Concurrent with entering into the Credit Facility, the outstanding notes under the Company's old agreement were repaid. The Company recognized an extraordinary loss of $1,665,719 associated with prepayment penalties and the write-off of previously capitalized loan origination costs. The Credit Facility, as amended, provides for borrowings of up to $56,750,000, consisting of a $30,000,000 term loan and a reducing revolving facility of $26,750,000. The term loan is payable in twenty-five (25) quarterly installments, commencing on December 31, 2000 and ending on December 31, 2006. Quarterly principal payments in 2001 begin at $625,000 and increase by varying amounts until 2006, at which time such amounts are $1,700,000. The revolving commitments reduce quarterly beginning on March 31, 2002 at a rate of 4.06% and increase to 5.25% for quarters beginning in 2004. Outstanding borrowings are $49,350,000 at December 31, 2000 and consist of term loan borrowings of $29,250,000 and revolving borrowings of $20,100,000. The borrowings are collateralized by all of the assets of the Company.

     Outstanding borrowings generally bear interest at the London interbank offered rate ("LIBOR") plus an applicable margin, which is currently 3.5%. The Company's current borrowing rate under the Credit Facility as of December 31, 2000 is approximately 10%. The Company is required to pay an annual commitment fee on the unused portion of the revolving facility equal to .5%. In accordance with the Credit Facility, the Company purchased an interest rate cap for $146,000 on the notional principal amount of $22,000,000 for a period of three years. The interest rate cap limits the Company's three-month LIBOR rate exposure to 7% in year one, 7.5% in year two and 8% in year three.

     In December 2000, the Credit Agreement was amended to permit consolidated leverage ratio and interest coverage ratios as follows:


                                          Leverage  Interest Coverage
                                          --------  -----------------

     October 1, 2000 to March 31, 2001      6.75x           1.40x
     April 1 to June 30, 2001               6.50x           1.50x
     July 1 to September 30, 2001           5.75x           1.50x
     October 1 to December 31, 2001         5.00x           1.75x

     Although the Credit Facility was amended in December 2000, the Company required a waiver in February 2001 to allow for a consolidated leverage ratio of greater than 6.75x but not more than 7.0x through March 30, 2001. The Company incurred bank fees of approximately $70,000 to obtain the waiver.

     At December 31, 2000, on a pro forma basis (unaudited), subsequent to the sale of radio station WFIA-AM and the time brokerage agreement of radio stations WBTF-FM and WLXO-FM, the Company's leverage ratio would be less than 6.75x. The Company also amended the agreement with the holders of the subordinated notes which suspended all principal and interest payments until maturity at December 31, 2002, at which time all principal and accrued interest payments in the amount of $6,236,000 will become payable.

8.   Commitments and Contingencies

     Lease and contractual obligations

     The Company leases certain facilities and equipment under non-cancelable operating leases. The Company also has various employment agreements that provide for base compensation. Future minimum lease payments, and payments under employment agreements as of December 31, 2000 are as follows:

                    2001                      $2,160,992
                    2002                       1,902,757
                    2003                       1,004,266
                    2004                         448,880
                    2005                         391,434
                    thereafter                   582,310

     Rent expense and compensation expense under employment agreements were approximately $1,674,000 in 2000, $732,500 in 1999 and $283,000 in 1998.

     Legal proceedings

     From time to time, the Company becomes involved in various claims and lawsuits that are incidental to its business. In the opinion of the Company's management, there are no material legal proceedings pending against the Company.


9.   Income Taxes

     The Company recorded no income tax expense in 2000 or 1999. The components of the Company's deferred tax assets and liabilities are as follows as of December 31:

        Deferred tax assets:                             2000          1999
                                                         ----          ----
          Net operating losses                       $ 2,924,183    $  41,133
          Asset impairment loss                        1,024,000
          Accrued expenses                                10,000
          Reserves                                       140,800      214,000
                                                     -----------    ---------
                                                       4,098,983      255,133

        Deferred tax liabilities:
          Property and equipment                        (400,745)    (165,428)

          Valuation allowance                         (3,698,238)     (89,705)
                                                     -----------    ---------

          Net deferred tax asset(liability)          $         0    $       0
                                                     ===========    =========

     The Company has cumulative federal and state loss carryforwards of approximately $7,300,000 at December 31, 2000. These loss carryforwards expire in years 2019 through 2020 if not used. The utilization of the aforementioned operating losses for federal income tax purposes is limited pursuant to the annual utilization limitations provided under the provisions of Internal Revenue Code Section 382.

10.  Earnings Per Share

     The following is a reconciliation of the numerators and denominators of the basic and diluted Earnings Per Share ("EPS") computations for income before extraordinary items for the years ended December 31, as follows:

                                                    2000               1999               1998
                                                    ----               ----               ----
Loss before extraordinary item                 $ (9,146,331)      $ (3,088,497)        $ (865,633)
Series D redeemable stock dividends              (1,306,027)
Accretion of increased redemption value of
  series B and D common stock                    (1,892,672)        (9,197,906)
                                               ------------       ------------         ----------
Loss applicable to common stock
  before extraordinary item                    $(12,345,030)      $(12,286,403)        $ (865,633)
                                               ============       ============         ==========

Weighted average shares-basic                     2,040,042          1,520,478            966,071

Effect of dilutive securities:

      Warrants                                          ---                ---                ---

Weighted average shares-diluted                   2,040,042          1,520,478            966,071
                                               ------------       ------------         ----------

Basic and diluted loss per                     $      (6.05)      $      (8.08)        $     (.90)
commons share before
extraordinary item

11.  Retirement Plan

     The Company maintains a 401(k) profit sharing plan covering substantially all employees who have met certain age and service eligibility requirements. Participants may elect to contribute a percentage of their compensation each year, up to the amount allowable by law, into the 401(k) retirement savings plan. The Company may elect to match employee elective deferrals based on a percentage determined annually. The Company may also contribute an additional amount determined in its sole judgment. The Company accrued approximately $19,000 for matching contributions for the calendar year 2000, which is expected to be paid in the first quarter of 2001. The Company made no contributions in 1999 or 1998.

12.  Stock Based Compensation Plans

     In March 2000, the Board of Directors of the Company adopted the 2000 Long-Term Incentive Stock Plan ("the Long-Term Plan"). The Long-Term Plan authorizes the issuance of up to 199,114 shares of Series C common stock pursuant to the grant or exercise of stock options, including non-qualified stock options and Incentive Stock Options, restricted stock, stock appreciation rights (SARs), and certain other instruments to executive officers, key employees and directors, subject to board approval and certain other restrictions. Stock options may not be granted at less than the fair market value of the underlying stock on the date of grant. Twenty-five percent of the options vest one year from the date of the grant and 25% vest on each of the next three anniversaries. Options expire 10 years after the date of grant.

     On March 29, 2000 and June 1, 2000, the Company granted options to certain executive employees for the right to acquire 39,500 and 2,400 shares of Series C common stock, respectively. The options have an exercise price of $49.44 per share and a fair value of $30.41 which was determined at the grant date using the Black-Scholes option pricing model. For purposes of the model, the company used a volatility assumption of 40% and a risk free interest rate of 5.55%. As of December 31, 2000, no options under the Plan were exercisable or have been forfeited and the remaining average contractual life of the outstanding options is 9.25 years. The Company follows the disclosure-only provisions of SFAS 123, but applies Accounting Principles Board Opinion 25 and related interpretations in accounting for its plans. If the Company had elected to recognize compensation cost for the issuance of the Company options to employees based on the fair value at the grant date for awards, consistent with the method prescribed by SFAS 123, an additional non-cash compensation expense of $239,000 would have been recognized in the Company's financial statements, resulting in a pro forma net loss of $9,385,331 and basic and diluted net loss per share of $4.60 for the year ended December 31, 2000.

13.  Related Party Transactions

     Blue Chip Opportunity Fund (BCOF) and Blue Chip Capital Fund (BCCF), are related parties to Blue Chip Venture Capital Funds, which is a minority shareholder of the Company. The Company has notes payable to BCOF and BCCF of $1,106,250 at December 31, 2000 and related accrued interest on these notes of $3,113,759 at December 31, 2000. All of the accrued interest has been classified as non-current. At December 31, 1999 the Company had notes payable and related accrued interest payable to BCOF and BCCF of $1,275,000 and $2,615,991, respectively.

14.  New Accounting Pronouncements

     The Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements," ("SAB 101"), which is effective for the fourth quarter of 2000. In SAB 101, the SEC staff expressed its views regarding the appropriate recognition of revenue with regard to a variety of circumstances. The Company has evaluated SAB 101 and have determined that the impact of adoption is not material.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Including Stock Compensation - an Interpretation of APB Opinion No. 25," ("FIN 44"). FIN 44 provides guidance for certain issues that arose in applying APB Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has adopted FIN 44, as required, in the third quarter of 2000, and deemed that the impact of adoption is not material.

     In June 1998, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"). SFAS 133 prescribes the accounting treatment for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has adopted SFAS 133 and related amendments, as required, in year 2001, and have determined the impact of adoption to not be material.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Radio One, Inc.:

     We have audited the accompanying combined balance sheets of the selected operations of AMFM, Inc., consisting of stations KKBT-FM, KBFB-FM, WZAK-FM, WJMO-AM and WVCG-AM (the "Stations") as of December 31, 1998 and 1999, and the related combined statements of operations and changes in station equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Stations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined financial statements have been prepared from the separate records maintained by the Stations and may not be indicative of the conditions that would have existed or the results of operations had the Stations been operated as an unaffiliated entity. As discussed in Note 2, certain services performed by the parent corporations have not been allocated to the accompanying financial statements.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the selected operations of AMFM, Inc., consisting of stations KKBT-FM, KBFB-FM, WZAK-FM, WJMO-AM and WVCG-AM as of December 31, 1998 and 1999, and the results of their operations for each of the years in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Baltimore, Maryland
June 1, 2000

--------------------------------------------------------------------------------

                     THE SELECTED OPERATIONS OF AMFM, INC.

                            COMBINED BALANCE SHEETS

              AS OF DECEMBER 31, 1998 and 1999, AND JUNE 30, 2000
                                (IN THOUSANDS)

                                                                                      December 31,
                                                                                ---------------------
                                                                                 1998          1999    June 30, 2000
                                                                                -------      --------  -------------
                                                                                                          (Unaudited)
ASSETS
Assets:
 Trade accounts receivable, net of allowance for doubtful accounts of
  $95, $613 and $581, respectively.....................................         $ 7,920      $ 11,478       $ 11,546
 Prepaid expenses and other............................................             113           120             76
                                                                                -------      --------       --------
   Total current assets................................................           8,033        11,598         11,622
Property and equipment, net............................................           1,976         2,836          2,791
Intangible assets, net.................................................          24,572       121,339        116,925
                                                                                -------      --------       --------
   Total assets                                                                 $34,581      $135,773       $131,338
                                                                                =======      ========       ========
LIABILITIES AND STATION EQUITY
Current liabilities:
 Accounts payable and accrued expenses.................................         $   855      $  2,984       $  1,259
Station equity.........................................................          33,726       132,789        130,079
                                                                                -------      --------       --------
   Total liabilities and station equity................................         $34,581      $135,773       $131,338
                                                                                =======      ========       ========

--------------------------------------------------------------------------------

                     THE SELECTED OPERATIONS OF AMFM, INC.

        COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN STATION EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                (IN THOUSANDS)

                                                                                                    Six Months Ended
                                                                      Year Ended December 31,            June 30,
                                                                    ------    -------   --------  --------  --------
                                                                     1997       1998      1999      1999      2000
                                                                    ------    -------   --------  --------  --------
                                                                                                      (Unaudited)
Revenue:
 Broadcast revenue, including barter revenue of
  $647, $774 and $571 for the years ended
  December 31, 1997, 1998 and 1999,
  respectively...................................                  $36,375    $42,371   $ 58,401  $ 26,528  $ 28,339
 Less- Agency commissions........................                    4,910      5,361      7,409     3,373     3,535
                                                                   -------    -------   --------  --------  --------
   Net broadcast revenue.........................                   31,465     37,010     50,992    23,155    24,804
                                                                   -------    -------   --------  --------  --------

Operating expenses:
 Program and technical...........................                    5,169      5,842      7,867     4,027     3,712
 Selling, general and administrative.............                    9,113     12,489     18,386     8,266     8,090
 Time brokerage agreement fee....................                       --      3,208      4,509     2,750        --
 Depreciation and amortization...................                    1,673      1,629      8,221     3,736     4,575
                                                                   -------    -------   --------  --------  --------
   Total operating expenses......................                   15,955     23,168     38,983    18,779    16,377
                                                                   -------    -------   --------  --------  --------
Operating income.................................                   15,510     13,842     12,009     4,376     8,427
Income tax allocation............................                    6,204      5,537      4,804     1,750     3,370
                                                                   -------    -------   --------  --------  --------
   Net income....................................                    9,306      8,305      7,205     2,626     5,057
Station equity, beginning of period..............                   34,513     35,024     33,726    33,726   132,789
Net transfer (to) from Parent....................                   (8,795)    (9,603)    91,858    92,803    (7,767)
                                                                   -------    -------   --------  --------  --------
Station equity, end of period....................                  $35,024    $33,726   $132,789  $129,155  $130,079
                                                                   =======    =======   ========  ========  ========

--------------------------------------------------------------------------------

                     THE SELECTED OPERATIONS OF AMFM, INC.

                           STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000


                                                                                                     Six Months Ended
                                                                     Year Ended December 31,             June 30,
                                                                ---------   --------   ---------   ---------   -------
                                                                     1997       1998        1999        1999      2000
                                                                ---------   --------   ---------   ---------   -------
                                                                                                            (Unaudited)

Cash flows from operating activities:
 Operating income...............................                  $ 9,306    $ 8,305   $   7,205   $   4,376   $ 5,057
 Adjustments to reconcile net income to net
  cash from operating activities:
   Depreciation and amortization................                    1,673      1,629       8,221       3,736     4,575
Effect of change in operating assets and
 liabilities-
 Trade accounts receivable......................                   (3,146)    (1,522)     (3,558)       (173)      (68)
 Prepaid expenses and other.....................                      (20)       (32)         (7)         40        44
 Accounts payable and accrued expenses..........                      982      1,223       2,120       2,518    (1,725)
                                                                ---------   --------   ---------   ---------   -------
     Net cash flows from operating
      activities................................                    8,795      9,603      13,981      10,497     7,883

Cash flows from investing activities:
 Purchase of tangible and intangible assets in
  acquisitions..................................                       --         --    (105,839)   (103,300)       --
 Purchase of property, plant and equipment,
    net.........................................                       --         --          --          --      (116)
                                                                ---------   --------   ---------   ---------   -------
     Net cash flows from investing
      activities................................                       --         --    (105,839)   (103,300)     (116)

Cash flows from financing activities:
 Net transfer (to) from parent..................                   (8,975)    (9,603)     91,858      92,803    (7,767)
                                                                ---------   --------   ---------   ---------   -------
Net decrease in cash............................                       --         --          --          --        --
                                                                ---------   --------   ---------   ---------   -------
Cash and cash equivalents, beginning of period..                       --         --          --          --        --
                                                                ---------   --------   ---------   ---------   -------
Cash and cash equivalents, end of period........                  $    --    $    --   $      --   $      --   $    --
                                                                ---------   --------   ---------   ---------   -------

--------------------------------------------------------------------------------

                     THE SELECTED OPERATIONS OF AMFM, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                          DECEMBER 31, 1998 AND 1999

1. Description of the Entities:

   The accompanying financial statements include the activity and financial positions of radio stations KKBT-FM, KBFB-FM, WZAK-FM, WJMO-AM and WVCG-AM (the "Stations"), which are owned by AMFM, Inc. (AMFM) and are being sold to Radio One, Inc. (Radio One).

   Radio station KKBT-FM is broadcast in the Los Angeles, California, area. Radio station KBFB-FM is broadcast in the Dallas, Texas, area. Radio stations WZAK-FM and WJMO-AM are broadcast in the Cleveland, Ohio, area, and WVCG-AM is broadcast in the Miami, Florida, area. All interstation transactions have been eliminated in combination.

2. Summary of Significant Accounting Policies:

   Basis of Presentation

   The accompanying combined financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Interim Financial Statements (Unaudited)

   The interim combined financial statements for the Stations have been prepared by management, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In management's opinion, the interim financial data presented herein include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation. Results for interim periods are not necessarily indicative of results to be expected for the full year.

   On August 25, 2000, Radio One acquired the assets of the Stations, along with certain assets of stations owned by Clear Channel Communications, Inc. ("Clear Channel"), for approximately $1.3 billion. Radio One did not acquire cash, receivables, prepaids, or assume any liabilities.

   Cash

   The Stations make cash disbursements out of bank accounts controlled by AMFM and their cash receipts are deposited into accounts controlled by AMFM. As such, the accompanying combined financial statements do not have cash balances. All cash transactions are recorded through the station equity account.

   Revenue Recognition

   In accordance with industry practice, revenue for broadcast advertising is recognized when the commercial is broadcast.

   Barter Arrangements

   Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the lower of estimated fair value of the advertising air

________________________________________________________________________________
time given in exchange for the program rights or the service or asset received. As of year-end, the excess of services received or air time given was recorded as deferred revenue or accounts receivable.

   Corporate Expense

   The accompanying statements of operations and changes in stations' equity represent the direct revenues and expenses of the Stations. They do not include certain corporate expenses related to management fees, income taxes, legal expenses, corporate salaries and certain other corporate expenses. Because the accompanying statements omit certain corporate costs that benefit the Stations (and include allocations of certain costs among several stations in a market), the accompanying operating results could be substantially different if the Stations had been operated on a stand-alone basis. The accompanying statements include certain operating revenues and expenses related to contracts for advertisements entered into by AMFM corporate and are allocated to the Stations based on their market revenues and airplay of the advertisements.

   The two Cleveland stations (WZAK-FM and WJMO-FM) and one Dallas Station (KBFM-FM) were operated as part of a market circle and received cost allocations related to the market circle employees. Though management is of the opinion that all allocations used are reasonable and appropriate, other allocations might be used that could produce results substantially different from those reflected herein, and those cost allocations might not be indicative of amounts which might be paid to unrelated parties for similar services if these stations had been operated on a stand-alone basis.

   Income Tax Allocation

   The Stations' pre-tax income is included in the consolidated income of AMFM. The accompanying combined statements of operations include an income tax allocation as if the Stations were a stand-alone entity.

   Financial Instruments

   Financial instruments as of December 31, 1998 and 1999, consist of trade accounts receivables all of which the carrying amounts approximate fair value.

3. Property and Equipment

   Property and equipment are recorded at cost and are being depreciated on a straight-line basis over various periods. The components of the Stations' property and equipment as of December 31, 1998 and 1999, were as follows:


                                                         Period of
                                         1998    1999   Depreciation
                                        ------  ------  ------------
                                        (In Thousands)

Property and equipment:
 Land.................................  $  240  $  240
 Building and leasehold improvements..     956   1,048      30 years
 Furniture and fixtures...............     513     598  5 to 7 years
 Equipment and other..................   4,334   5,556  5 to 7 years
                                        ------  ------
                                         6,043   7,442
Less- Accumulated depreciation........   4,067   4,437
                                        ------  ------
Property and equipment, net...........  $1,976  $3,005
                                        ======  ======

Depreciation expense for the fiscal years ended December 31, 1997, 1998 and 1999, were $199, $210 and $514, respectively, and $153 and $161 for the six months ended June 30, 1999 and 2000, respectively.

________________________________________________________________________________

4. Intangible Assets:

   Intangible assets consist primarily of broadcast licenses, goodwill and other identifiable intangible assets resulting from applying the purchase method of accounting to acquisitions. The intangible assets are the results of applying the purchase price to the fair market value of the tangible assets acquired, then to the intangible assets acquired, with the resulting excess purchase price being allocated to goodwill. The Stations amortize such intangible assets using the straight-line method over estimated useful lives ranging from 15 to 40 years. As of December 31, 1998 and 1999, accumulated amortization on intangibles was $18.2 million and $25.9 million, respectively.

Long-Lived Assets

   In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," AMFM reviews its identifiable purchased intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the expected future cash flows is less than the carrying amount of an asset, an impairment loss would be recognized.

5. Acquisitions:

   AMFM purchased WZAK-FM and WJMO-AM in February 1999 for approximately $103 million. The acquisition was accounted for using the purchase method of accounting and resulted in the recording of $101 million of intangible assets. The activities of WZAK-FM and WJMO-AM prior to the acquisition by AMFM are not included in the accompanying financial statements. The revenue for WZAK-FM and WJMO-AM for the year ended December 31, 1998 was approximately $11 million (unaudited). The revenue for the year ended December 31, 1997 is not readily available as those records are maintained by the prior owners.

   Beginning July 1998, AMFM entered into a time brokerage agreement to manage and operate KBFB-FM whereby broadcast revenue and operating expenses of running the station were included in AMFM's operating results. AMFM paid approximately $3.2 million and $4.5 million during the years ended December 31, 1998 and 1999, respectively in time brokerage fees.

   In July 1999, AMFM purchased KBFB-FM for approximately $3.4 million. This acquisition was accounted for under the purchase method of accounting and resulted in the recognition of approximately $3.4 million of intangible assets. The activity of KBFM-FM prior to entering into the time brokerage agreement in July 1998 has not been included in the accompanying financial statements.

6. Commitments:

   Future lease payments of operating leases are as follows:

   Year Ending
                                                   (in thousands)

   2000.......................................          $315
   2001.......................................           489
   2002.......................................           476
   2003.......................................           417
   2004.......................................           420
   Thereafter.................................           927

   Rent expense for the years ended December 31, 1997, 1998 and 1999, was approximately $397, $512 and $873, respectively, and $486 and $389 for the six months ended June 30, 1999 and 2000.

________________________________________________________________________________

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Radio One, Inc.:

   We have audited the accompanying combined balance sheets of the selected operations of Clear Channel Communications, consisting of stations KMJQ-FM, KBXX-FM, WQOK-FM, WFXK-FM, WNNL-FM, WFXC-FM and WJMZ-FM (the "Stations") as of December 31, 1998 and 1999, and the related combined statements of operations and changes in station equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Stations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The accompanying combined financial statements have been prepared from the separate records maintained by the Stations and may not be indicative of the conditions that would have existed or the results of operations had the Stations been operated as an unaffiliated entity. As discussed in Note 2, certain corporate overhead and other expenses represent allocations made by the Stations' parent, and certain services performed by the parent corporations have not been allocated to the accompanying financial statements.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the selected operations of Clear Channel Communications, consisting of stations KMJQ-FM, KBXX-FM, WQOK-FM, WFXK-FM, WNNL-FM, WFXC-FM and WJMZ-FM as of December 31, 1998 and 1999, and the results of their operations for each of the years in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP


Baltimore, Maryland
June 1, 2000

________________________________________________________________________________

            THE SELECTED OPERATIONS OF CLEAR CHANNEL COMMUNICATIONS

                            COMBINED BALANCE SHEETS

              AS OF DECEMBER 31, 1998 AND 1999, AND JUNE 30, 2000
                                (IN THOUSANDS)





                                                                              December 31,
                                                                         ----------------------
                                                                           1998          1999     June 30, 2000
                                                                         --------      --------   -------------
                                                                                                   (Unaudited)
ASSETS
Current assets:
 Trade accounts receivable, net of allowance for doubtful accounts of
 $379, $402, and $548, respectively....................................  $  8,153      $ 10,194      $11,728
Property and equipment, net............................................     5,924         5,091        4,475
Intangible assets, net.................................................    89,041        84,678       82,638
Other assets...........................................................       269           269          268
                                                                         --------      --------      -------
  Total assets.........................................................  $103,387      $100,232      $99,109
                                                                         ========      ========      =======

LIABILITIES AND STATION EQUITY
Current liabilities:
 Accounts payable and accrued expenses.................................  $    446      $    532      $   798
Station equity.........................................................   102,941        99,700       98,311
                                                                         --------      --------      -------
  Total liabilities and station equity.................................  $103,387      $100,232      $99,109
                                                                         ========      ========      =======

 The accompanying notes are an integral part of these combined statements.

________________________________________________________________________________

            THE SELECTED OPERATIONS OF CLEAR CHANNEL COMMUNICATIONS

        COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN STATION EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                (IN THOUSANDS)



                                                                                Six Months Ended
                                                  Year Ended December 31,           June 30,
                                                ----------------------------   -------------------
                                                  1997      1998      1999       1999       2000
                                                --------  --------  --------   --------   --------
                                                                                   (Unaudited)
Revenue:
 Broadcast revenue, including barter revenue
  of $123, $282 and $474 for the years ended
  December 31, 1997, 1998 and 1999,
  respectively................................  $ 35,355  $ 45,563  $ 53,825   $ 24,351   $ 29,324
 Less-Agency commissions......................     4,378     5,460     6,610      2,998      3,822
                                                --------  --------  --------   --------   --------
   Net broadcast revenue......................    30,977    40,103    47,215     21,353     25,502
                                                --------  --------  --------   --------   --------
Operating expenses:
 Program and technical........................     4,260     4,850     5,641      2,497      2,906
 Selling, general and administrative..........     9,757    11,584    12,719      6,107      6,431
 Depreciation and amortization................     3,593     4,929     5,324      2,692      2,683
                                                --------  --------  --------   --------   --------
   Total operating expenses...................    17,610    21,363    23,684     11,296     12,020
                                                --------  --------  --------   --------   --------
Operating income..............................    13,367    18,740    23,531     10,057     13,482
Income tax allocation.........................     5,347     7,496     9,412      4,249      5,394
                                                --------  --------  --------   --------   --------
   Net income.................................     8,020    11,244    14,119      5,808      8,088
Station equity, beginning of period...........    79,098    88,917   102,941    102,941     99,700
Net transfer to Parent........................     1,799     2,780   (17,360)    (6,487)    (9,477)
                                                --------  --------  --------   --------   --------
Station equity, end of period.................  $ 88,917  $102,941  $ 99,700   $102,262   $ 98,311
                                                ========  ========  ========   ========   ========

 The accompanying notes are an integral part of these combined statements.

________________________________________________________________________________

            THE SELECTED OPERATIONS OF CLEAR CHANNEL COMMUNICATIONS

                           STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                AND THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000
                                (IN THOUSANDS)



                                                                              Six Months Ended
                                               Year Ended December 31,            June 30,
                                            ------------------------------   -------------------
                                              1997       1998       1999       1999       2000
                                            --------   --------   --------   --------   --------
                                                                                 (Unaudited)
Cash flows from operating activities:
 Operating income.........................  $  8,020   $ 11,244   $ 14,119   $  5,808   $  8,088
 Adjustments to reconcile net income to
  net cash from operating activities:
   Depreciation and amortization..........     3,593      4,929      5,324      2,692      2,683
Effect of change in operating assets and
 liabilities-
 Trade accounts receivable................     1,253     (2,653)    (2,041)    (1,985)    (1,534)
 Other assets.............................        --         --         --         --          1
 Accounts payable and accrued expenses....        35         50         86         50        266
                                            --------   --------   --------   --------   --------
    Net cash flows from operating
    activities............................    12,901     13,570     17,488      6,565      9,504
Cash flows from investing activities:
 Purchase of tangible and intangible
  assets in acquisitions..................   (14,700)   (16,350)        --         --         --
 Purchase of property, plant and
  equipment, net..........................        --         --       (128)       (78)       (27)
                                            --------   --------   --------   --------   --------
    Net cash flows from investing
    activities............................   (14,700)   (16,350)      (128)       (78)       (27)
Cash flows from financing activities:
 Net transfer (to) from parent............     1,799      2,780    (17,360)    (6,487)    (9,477)
                                            --------   --------   --------   --------   --------
Net decrease in cash......................        --         --         --         --         --
                                            --------   --------   --------   --------   --------
Cash and cash equivalents, beginning of
 period...................................        --         --         --         --         --
                                            --------   --------   --------   --------   --------
Cash and cash equivalents, end of period..  $     --   $     --   $     --   $     --   $     --
                                            ========   ========   ========   ========   ========

 The accompanying notes are an integral part of these combined statements.

________________________________________________________________________________

            THE SELECTED OPERATIONS OF CLEAR CHANNEL COMMUNICATIONS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1998 AND 1999

1.   Description of the Entities:

   The accompanying financial statements include the activity and financial positions of radio stations KMJQ-FM, KBXX-FM, WQOK-FM WFXK-FM, WNNL-FM, WFXC-FM and WJMZ-FM (the "Stations"), which are owned by Clear Channel Communications (Clear Channel) and are being sold to Radio One, Inc. (Radio One).

   Radio stations KMJQ-FM and KBXX-FM are broadcast in the Houston, Texas, area. Radio stations WQOK-FM, WFXK-FM, WNNL-FM and WFXC-FM are broadcast in the Raleigh, North Carolina, area. Radio station WJMZ-FM is broadcast in the Greenville, South Carolina, area. All interstation transactions have been eliminated in combination.

2.   Summary of Significant Accounting Policies:

     Basis of Presentation

   The accompanying combined financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Interim Financial Statements (Unaudited)

   The interim combined financial statements included herein for the selected operations of Clear Channel have been prepared by management, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In management's opinion, the interim financial data presented herein include all adjustments (which include only normal recurring adjustments) necessary for a fair presentation. Results for interim periods are not necessarily indicative of results to be expected for the full year.

   On August 25, 2000, Radio One acquired the assets of the Stations, along with certain assets of stations owned by AMFM, Inc. (AMFM), for approximately $1.3 billion. Radio One did not acquire cash, receivables, prepaids or assume any liabilities.

   Cash

   The Stations make cash disbursements out of bank accounts controlled by Clear Channel and their cash receipts are deposited into accounts controlled by Clear Channel. As such, the accompanying combined financial statements do not have cash balances. All cash transactions are recorded through the station equity account.

   Revenue Recognition

   In accordance with industry practice, revenue for broadcast advertising is recognized when the commercial is broadcast.

________________________________________________________________________________

   Barter Arrangements

   Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the lower of estimated fair value of the advertising air time given in exchange for the program rights or the service or asset received. As of year-end, the excess of services received or air time given was recorded as deferred revenue or accounts receivable.

   Corporate Expense

   The accompanying statements of operations and changes in stations' equity represent the direct revenues and expenses of the Stations. They do not include certain corporate expenses related to management fees, income taxes, legal expenses, corporate salaries and certain other corporate expenses. Because the accompanying statements omit certain corporate costs that benefit the Stations (and includes allocations of certain costs among several stations in a market), the accompanying operating results could be substantially different if the Stations had been operated on a stand-alone basis.

   Income Tax Allocation

   The Stations' pre-tax income is included in the consolidated income of Clear Channel. The accompanying combined statements of operations include tax allocation as if the Stations were a stand-alone equity.

   Financial Instruments

   Financial instruments as of December 31, 1998 and 1999, consist of trade accounts receivables, accounts payable and accrued expenses, all of which the carrying amounts approximate fair value.

3.   Property and Equipment

   Property and equipment are recorded at cost and are being depreciated on a straight-line basis over various periods. The components of the Stations' property and equipment as of December 31, 1998 and 1999, were as follows:

                                                         Period of
                                         1998    1999   Depreciation
                                        ------  ------  ------------
                                        (in thousands)

Property and equipment:
 Land.................................. $  126  $  126
 Building and leasehold improvements...    853     715      30 years
 Furniture and fixtures................    674     563  5 to 7 years
 Equipment.............................  6,716   7,232  5 to 7 years
                                        ------  ------
                                         8,369   8,636
Less- Accumulated depreciation.........  2,445   3,545
                                        ------  ------
Property and equipment, net............ $5,924  $5,091
                                        ======  ======


  Depreciation expense for the fiscal years ended December 31, 1997, 1998 and 1999, was $623, $960 and $961, respectively, and $633 and $643 for the six months ended June 30, 1999 and 2000, respectively.

4.   Intangible Assets:

   Intangible assets consist primarily of broadcast licenses, goodwill and other identifiable intangible assets resulting from applying the purchase method of accounting to acquisitions. The intangible assets are the results of applying the purchase price to the fair market value of the tangible assets acquired, then to the intangible assets acquired, with the resulting excess purchase price being allocated to goodwill. The Stations amortize such intangible assets using the straight-line method over estimated useful lives ranging from 15 to 40 years. As of December 31, 1998 and 1999, accumulated amortization on intangibles was $12,655 and $17,018, respectively.

________________________________________________________________________________

   Long Lived Assets

   In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," Clear Channel reviews its identifiable purchased intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the expected future cash flows is less than the carrying amount of an asset, an impairment loss would be recognized.

5.  Acquisitions:

   Clear Channel purchased WJMZ-FM in May 1998 for approximately $16.3 million. The acquisition was accounted for using the purchase method of accounting and resulted in the recording of $15.1 of intangible assets. The activities of WJMZ-FM prior to the acquisition by Clear Channel are not included in the accompanying financial statements. The revenue for WJMZ-FM for the period prior to acquisition was approximately $1.6 million (unaudited).

6.  Commitments:

   Future lease payments of operating leases are as follows noting there are no lease payments due after 2002:



                        Year Ending
                                           (in thousands)

                   2000........................  $263
                   2001........................   382
                   2002........................   308



   Rent expense for the years ended December 31, 1997, 1998 and 1999 was approximately $401, $556, $431, respectively, and $270 and $275 for the six months ended June 30, 1999 and 2000.

--------------------------------------------------------------------------------
                                                                         Page 13

  (b)  Pro Forma Financial Information.


  Unaudited Pro Forma Consolidated Statement of Operations and Other Data

                                                                    Year Ended December 31, 2000
                                 ------------------------------------------------------------------------------------------------
                                                                                             Pro Forma
                                                                 Pro Forma                      for
                                                   Completed        for         Pending      Completed
                                                  Transactions   Completed   Transactions   and Pending     Other      Pro Forma
                                 Historical(a)   Adjustments(b) Transactions Adjustments(c) Transactions Adjustment   as Adjusted
                                 -------------   -------------- ------------ -------------- ------------ -----------  -----------
                                                                       (in thousands)
Statement of Operations:
 Net broadcast revenue..........   $155,666        $ 70,527      $226,193     $ 31,469       $257,662                 $ 257,662
 Station operating expenses.....     77,280          30,585       107,865       21,728        129,593                   129,593
 Corporate expenses.............      6,303             910         7,213          170          7,383                     7,383
 Depreciation and amortization..     63,207          58,808       122,015       15,315        137,330                   137,330
                                   --------        --------      --------     --------       --------     -------     ---------
 Operating income (loss)........      8,876         (19,776)      (10,900)      (5,744)       (16,644)                  (16,644)
 Interest expense...............     32,407          28,316        60,723        4,170         64,893                    64,893
 Other income (expense), net....     20,084         (20,053)           31           34             65                        65
 Income tax expense (benefit)...        804             --            804           --            804      (804)(d)          --
                                   --------        --------      --------     --------       --------     -----       ---------
   Net (loss) income............   $ (4,251)       $(68,145)     $(72,396)    $ (9,880)      $(82,276)    $ 804       $ (81,472)
                                   ========        ========      ========     ========       ========     =====       =========
   Net loss applicable to
    common stockholders.........   $(13,487)                                                                          $(101,622)
                                   ========                                                                           =========
Earnings per common share:
 Basic..........................   $  (0.16)                                                                          $   (1.10)
 Diluted........................      (0.16)                                                                              (1.10)
Weighted average common
 shares outstanding:
 Basic..........................     84,540                                                                              92,448
 Diluted........................     84,540                                                                              92,448
Other Data:
 Broadcast cash flow(e).........   $ 78,386                                                                           $ 128,069
 Broadcast cash flow
  margin(f).....................       50.4%                                                                               49.7%
 EBITDA (before non-cash
  compensation expense)(e)......   $ 72,271                                                                           $ 120,874
 After-tax cash flow(e).........     48,712                                                                              33,896
 Cash interest expense(g).......     28,581                                                                              61,067
 Capital expenditures...........      3,665                                                                               5,168
 Ratio of earnings to combined
  fixed charges and preferred
  stock dividends(h)............
 Ratio of total debt to
  EBITDA (before non-cash
  compensation expense).........                                                                                            6.0x
 Ratio of EBITDA
  (before non-cash
  compensation expense)
  to interest expense...........                                                                                            1.9x
 Ratio of EBITDA
  (before non-cash
  compensation expense)
  to cash interest
  expense.......................                                                                                            2.0x

________________

    Footnotes for the Unaudited Pro Forma Consolidated Statement of Operations and Other Data for the Year Ended December 31, 2000,

(a) See the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

--------------------------------------------------------------------------------

(b) The table below gives effect to the acquisitions completed during the period January 1, 2000 through December 31, 2000, as if they occurred on January 1, 2000. The operating results include activities of these entities during 2000 prior to the period acquired by Radio One. The 2000 operating results after the acquisition by Radio One are included in the Radio One historical amounts:

                                                         Historical
                       -------------------------------------------------------------------------------
                            WPLY            Davis           Shirk           AMFM        Clear Channel   Pro Forma
                       Historical(/1/) Historical(/2/) Historical(/3/) Historical(/4/) Historical(/4/) Adjustments(/5/)   Total
                       --------------- --------------- --------------- --------------- --------------- ---------------   --------
                                                                  (in thousands)
Statement of
 Operations:
 Net broadcast
  revenue.............     $1,405          $1,534          $2,189          $32,246         $33,153      $     --          $ 70,527
 Station operating
  expenses............        726             961           1,539           15,342          12,138          (121)(/6/)      30,585
 Corporation
  expenses............        117              49               8               --                           736 (/7/)         910
 Depreciation and
  amortization........          6             135             160            5,947           3,488        49,072 (/8/)      58,808
                           ------          ------          ------          -------         -------      --------          --------
   Operating income
    (loss)............        556             389             482           10,957          17,527       (49,687)          (19,776)
 Interest expense.....         --                              85               --              --        28,231 (/9/)      28,316
 Other income
  (expense), net......          9              --              22               --              --       (20,084)(/10/)    (20,053)
 Income tax
  allocation..........                         --             --            (4,382)         (7,011)       11,393(/11/)          --
                           ------          ------          ------          -------         -------      --------          --------
   Net income (loss)..     $  565          $  389          $  419          $ 6,575         $10,516      $(86,609)         $(68,145)
                           ======          ======          ======          =======         =======      ========          ========

_______________

(/1/) The column represents the historical results of operations for the period ended February 28, 2000, that were obtained from unaudited financial statements.
(/2/) The column represents the historical results of operations for the period ended June 7, 2000, the date the stations were purchased by Radio One. As these stations acquired did not prepare stand-alone financial statements, these financial statements were carved out from a larger entity and include the direct revenue and expenses charged to those stations and an allocation of those expenses which benefited the stations but were not directly charged to the stations. As these results of operations include allocated expenses, these financial statements do not represent what the results from operations would have been if the stations operated on a stand-alone basis or what they would have been if they were owned by Radio One.
(/3/) The column represents the historical results of operations for the period ended June 8, 2000, the date the stations were purchased by Radio One, that were obtained from unaudited financial statements of Shirk, Inc. and IBL, Inc.
(/4/) The column represents the historical results of operations of the stations for the period ended August 25, 2000, the date the stations were purchased by Radio One. See the financial statements included elsewhere in the Form 8-K.
(/5/) Pro forma adjustments related to the sale of KJOI-AM (formerly KLUV-AM) for $16.0 million have not been included in this statement of operations as the activity for the year ended December 31, 2000 is not significant as KJOI-AM was purchased on September 25, 2000.
(/6/) To eliminate expenses which Radio One does not expect to incur going forward, which consist primarily of corporate officers' salaries.
(/7/) To record additional corporate expenses of $910 which Radio One expects to incur related to the acquisitions and to eliminate $174 in corporate expenses which Radio One does not expect to incur going forward.
(/8/) To record additional depreciation and amortization expense that would have been recorded if the acquisitions had occurred and the payment of the additional $4.0 million purchase price of Richmond II based on the earn out provision calculated as follows:

      Excess purchase price over tangible assets acquired of WPLY,
       Davis, Shirk, AMFM and Clear Channel amortized over 15 year       $58,523
      Additional purchase price paid for Richmond II of $4.0 million
       amortized over 15 years  .......................................      133
      Amortization of the $3.5 million in acquisition costs over 15
       years ..........................................................      152
      Less: Previously recorded amortization expense...................    9,736
                                                                         -------
        Total..........................................................  $49,072
                                                                         =======

(/9/) To reflect the interest expense on the new bank credit facility, to record the amortization of deferred finance costs and to eliminate interest expenses of the entities pruchased.

      Assumed $570.0 million used of the line of credit at 7.5% to fund the acquisitions...........................................  $27,787
      Amortization of the $5.7 million in financing costs using the
       effective interest method  .....................................      529
      Less: Interest expense that would not have been incurred.........       85
                                                                         -------
       Total...........................................................  $28,231
                                                                         =======

--------------------------------------------------------------------------------
                                                                         Page 15

(/10/) To eliminate Radio One's Historical interest income as excess cash would have been used to partially finance the acquisitions.
(/11/) To eliminate the historical tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit

(c) The table below gives effect to the acquisitions pending as of December 31, 2000.

                                    Richmond III  Blue Chip                                Adjusted    Pro Forma
                                    Historical(1) Historical(2) WFIA-AM(3) Lexington(4)   Blue Chip   Adjustments        Total
                                   -------------  ------------  ---------- ---------     ----------   -----------        ------
Statement of Operations:
  Net broadcast revenues..........    $ --         $ 32,214         $ 451    $   294      $ 31,469      $    --          $ 31,469
  Station operating expenses......      --           22,943           297        605        22,041         (313)(/5/)      21,728
  Corporate expenses..............      --            2,060            --         --         2,060       (1,890)(/5/)         170
  Depreciation and amortization...      --            7,515           175        246         7,094        8,221 (/6/)      15,315
  Asset Impairment Loss...........      --            2,560            --      2,560            --           --                --
                                      ----         --------         -----    -------      --------      -------          --------
    Operating income (loss).......      --           (2,864)          (21)    (3,117)          274       (6,018)           (5,744)
  Interest expense................      --            6,321            --         --         6,321       (2,151)(/7/)       4,170
  Other income....................      --               39             1          4            34           --                34
                                      ----         --------         -----    -------       -------      -------          --------
    Net income (loss).............    $ --         $ (9,146)        $  20    $ 3,113       $(6,013)     $(3,867)         $ (9,880)
                                      ====         ========         =====    =======       =======      =======          ========

_________________
(/1/) All broadcast revenues and expenses of Richmond III for the period are recorded in the financial statements of Radio One because Radio One has a Local Marketing Agreement with Richmond III during the period.
(/2/) The column represents the historical results of operations for the year ended December 31, 2000 for Blue Chip Broadcasting. See attached audited financial statements.
(/3/) The column represents the historical results of operations for the year ended December 31, 2000 for WFIA-AM owned by Blue Chip (station not acquired by Radio One).
(/4/) The column represents the historical results of operations for the year ended December 31, 2000 for the Lexington Region Stations owned by Blue Chip (not acquired by Radio One).
(/5/) To eliminate expenses which Radio One does not expect to incur going forward, which consist primarily of one time costs incurred by Blue Chip, Corporate officers' salaries and other corporate office expenses.

(/6/) To record additional depreciation and amortization expense that would have been recorded if the acquisition had occurred on January 1, 2000, calculated as the excess purchase price over tangible assets acquired amortized over 15 years calculated as follows:

      Excess purchase price over tangible assets acquired of Blue Chip
       Amortized over 15 years ........................................  $11,693
      Excess purchase price over tangible assets acquired of Richmond
       III amortized over 15 years ....................................    2,186
      Less: Previously recorded amortization expense...................    5,658
                                                                         -------
       Total...........................................................  $ 8,221
                                                                         =======

(/7/) To reflect the interest expense on the new bank credit facility, and to eliminate LMA fees paid by Radio One:

      Assumed $89.1 million used of the line of credit at 7.5% to fund the acquisitions .......................................... $ 6,683
      Less: LMA Fees paid to Richmond II................................   2,796
      Less: Interest that would not have
        been incurred on outstanding debt...............................   6,038
                                                                         -------
       Total............................................................ $(2,151)
                                                                         =======

(d) To eliminate Radio One's historical tax expense as Radio One would have had a net loss as to which it would have provided a 100% valuation reserve to offset the deferred income tax benefit.

(e) Broadcast cash flow consists of operating income before depreciation, amortization, local marketing agreement fees and corporate expenses. EBITDA (before non-cash compensation expense) consists of operating income before depreciation, amortization, non-cash compensation expense and local marketing agreement fees. After-tax cash flow consists of income before income tax expense (benefit) and extraordinary items, minus net gain on sale of assets (net of tax) and the current income tax provision, plus depreciation and amortization expense and non-cash compensation expense. Although broadcast cash flow, EBITDA (before non-cash compensation expense), and after-tax cash flow are not measures of performance or liquidity calculated in accordance with GAAP, we believe that these measures are useful to an investor in evaluating Radio One because these measures are widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Nevertheless, broadcast cash flow, EBITDA (before non-cash compensation expense) and after-tax cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Moreover, because broadcast cash flow, EBITDA (before non-cash compensation expense) and after-tax cash flow are not measures calculated in accordance with GAAP, these performance measures are not necessarily comparable to similarly titled measures employed by other companies.

(f) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenue.

(g) Cash interest expense is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period.

--------------------------------------------------------------------------------

(h) For purposes of this calculation, earnings consist of income (loss) before income taxes, extraordinary items and fixed charges. Combined fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs and rent expense. Earnings were insufficient to cover combined fixed charges and preferred stock dividends on a pro forma as adjusted basis for the year ended December 31, 2000, by approximately $91.0 million.


                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                             As of December 31, 2000
                                  ---------------------------------------------
                                     Radio One      Pending        Pro Forma
                                   Historical(a)  Transactions(b) as Adjusted
                                  --------------  --------------- -------------
                                                  (in thousands)
ASSETS
Current Assets:
 Cash and cash
  equivalents....................  $   20,879     $ (18,397)    $    2,482
 Trade accounts
  receivable, net................      46,883         6,410         53,293
 Prepaid expenses
  and other......................       6,557           239          6,796
 Income tax receivable...........       2,476                        2,476
 Deferred income taxes...........       2,187            --          2,187
                                   ----------     ---------     ----------
   Total current assets..........      78,982       (11,748)        67,234
 Property and equipment,net......      33,376         8,033         41,409
 Intangible assets, net..........   1,637,180       193,395      1,830,575
 Other assets....................      15,680           (88)        15,592
                                   ----------     ---------     ----------
   Total assets..................  $1,765,218     $ 189,592     $1,954,810
                                   ==========     =========     ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable and
  accrued expenses...............  $   31,810     $   2,211     $   34,021
 Other current liabilities.......       4,696            --          4,696
                                   ----------     ---------     ----------
   Total current liabilities.....      36,506         2,211         38,717
 Bank Credit Facility............     562,500        76,600        639,100
 12% Senior Subordinated Notes
  due May 15, 2004...............      84,368            --         84,368
 Other long-term debt............          88            69            157
 Deferred tax liability..........      24,687            --         24,687
                                   ----------     ---------     ----------
   Total liabilities.............     708,149        78,880        787,029
                                   ----------     ---------     ----------
Stockholders' Equity (Deficit):
 Preferred Stock.................          --            --             --
 Class A Common Stock............          23            --             23
 Class B Common Stock............           3            --              3
 Class C Common Stock............           3            --              3
 Class D Common Stock............          58            --             58
 Stock subscriptions
  Receivable.....................      (9,005)           --         (9,005)
 Additional paid in capital......   1,105,681       110,712      1,216,393
 Accumulated deficit.............     (39,694)           --        (39,694)
                                   ----------     ---------     ----------
   Total stockholders' equity....   1,057,069       110,712      1,167,781
                                   ----------     ---------     ----------
   Total liabilities and
    stockholders' equity.........  $1,765,218     $ 189,592     $1,954,810
                                   ==========     =========     ==========

--------------------------------------------------------------------------------
                                                                         Page 17

________________

(a) See the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K as of December 31, 2000.

(b) The table below gives effect to the pending transactions as of December 31, 2000 as if they had occurred on December 31, 2000.

                             Blue Chip       WFIA-AM       Lexington      Adjusted   Richmond III     Acquisition
                            Historical(1)  Historical(2)  Historical(2)  Blue Chip  Historical (3)    Adjustments           Total
                            -------------  -------------  -------------  ---------  --------------    -----------           -----
ASSETS
Current Assets:
 Cash and cash
  equivalents..............  $    894        $     --        $  (38)     $    932        $  --      $  (19,329)(/4/)      $(18,397)
 Trade accounts
  receivable, net..........     6,603              47           146         6,410           --              --               6,410
 Prepaid expenses and
  other....................       248                             9           239                           --                 239
                             --------        --------        ------      --------        -----      ----------            --------
   Total current assets....     7,745              47           117         7,581           --         (19,329)            (11,748)
 Property and
  equipment, net...........     8,829             175           621         8,033           --              --               8,033
 Intangible assets, net....    80,890           1,575         1,272        78,043           --         115,352 (/5/)       193,395
 Other assets..............     1,271              --            --         1,271           --          (1,359)(/4/)           (88)
                             --------        --------        ------      --------        -----      ----------            --------
   Total assets............  $ 98,735        $  1,797        $2,010        94,928           --      $   94,664            $189,592
                             ========        ========        ======      ========        =====      ==========            ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and
  accrued expenses.........     2,350              33           106         2,211           --              --               2,211
Current portion of debt....     2,935                                       2,935           --          (2,935)(/6/)            --
                             --------        --------        ------      --------        -----      ----------            --------
   Total current
    liabilities............     5,285              33           106         5,146           --          (2,935)              2,211
 Long-term debt and
  accrued interest.........    51,359              --            --        51,359           --          25,241 (/6/)        76,600
Other......................        73                             4            69           --              --                  69
                             --------        --------        ------      --------        -----      ----------            --------
   Total liabilities.......    56,717              33           110        56,574                       22,306              78,880
                             --------        --------        ------      --------        -----      ----------            --------
Redeemable common stock....    71,306              --            --        71,306           --         (71,306)                 --
                             --------        --------        ------      --------        -----      ----------            --------

Stockholders' Equity

Common Stock ..............        10                            --            10           --             (10)(/7/)            --
Additional Paid-In capital.                                                                            110,712 (/8/)       110,712
Accumulated Deficit........   (29,298)          1,764         1,900       (32,962)          --          32,962 (/7/)            --
                             --------        --------        ------      --------        -----      ----------            --------
Total stockholders' equity.   (29,288)          1,764         1,900       (32,952)          --         143,664             110,712
                             --------        --------        ------      --------        -----      ----------            --------
   Total liabilities,
    redeemable common
    stock and
    stockholders' equity...  $ 98,735         $ 1,797       $ 2,010      $ 94,928           --      $   94,664            $189,592
                             ========        ========        ======      ========        =====      ==========            ========

________________

(/1/) This column represents the historical balance sheet as of December 31, 2000. See the financial statements included elsewhere in the Form 8-K.
(/2/) These columns represent the historical balance sheet information related to the WFIA-AM and Lexington stations. These stations are included in Blue Chip historical numbers but are not being acquired by Radio One. Their balance sheet activity is deducted for pro formas hereon.
(/3/) All broadcast assets and liabilities as of December 31, 2000, except for the Stations' FCC licenses of Richmond III, are recorded in the financial statements of Radio One as Radio One has an LMA agreement with respect to Richmond III. The FCC license is proforma adjusted in Note 5.
(/4/)  To reflect the use of cash as follows:

       Additional debt assumed to finance the
         Blue Chip and Richmond III acquisitions..................... $ 89,100

       Proceeds from sale of KJOI-AM.................................   16,000
       Escrow deposit for Richmond III acquisition...................    1,359
       Less:
        Assumed cash to be paid for Blue Chip acquisition............   79,288
        Purchase price for Richmond III acquisition..................   34,000
        Payment on bank credit facility..............................   12,500
                                                                      --------
         Total....................................................... $(19,329)
                                                                      ========

(/5/) To record estimated intangible assets booked as a result of the acquisitions and sale, calculated as follows:

       Purchase price................................................ $224,000
       Less: Net tangible assets.....................................   14,605
                                                                      --------
       Intangibles acquired..........................................  209,395
       Less: Intangibles sold........................................   16,000
       Less: Intangibles previously recorded.........................   78,043
                                                                      --------
         Total....................................................... $115,352
                                                                      ========

(/6/) To eliminate debt related to the Blue Chip acquisition as Radio One is not acquiring the debt, to reflect the $12.5 million repaid on the bank credit facility using the $16.0 million in proceeds from the sale of KJOI-AM, and to reflect additional borrowings of $89.1 million on the bank facility to finance the acquisitions.
(/7/)  To eliminate the Blue Chip equity balances.
(/8/) To reflect the 7,908 shares of Class D common stock at $14 per share issued to Blue Chip in the acquisition.

(c) Exhibits

    20.1 Radio One's Annual Report on Form 10-K for the period ending December 31, 2000 (incorporated by reference to the filing of such Annual Report on Form 10-K made on April 2, 2001 (File No. 000-25969; Film No. 1591885))

    23.1  Consent of Arthur Andersen LLP,

    23.2  Consent of PricewaterhouseCoopers, LLP

    23.3  Consent of Clark, Schaefer, Hackett & Co.


--------------------------------------------------------------------------------

                                  SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 9, 2001.

                                               RADIO ONE, INC.


                                               /s/ Linda J. Eckard Vilardo
                                               -----------------------------
                                               By:  Linda J. Eckard Vilardo
                                               Its: Vice President, General
                                                    Counsel and Assistant
                                                    Secretary